UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 25, 2006

EPIX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815
(Commission File Number)	(IRS Employer Identification No.)

161 First Street, Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 250-6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
     On July 25, 2006, Robert Pelletier resigned as Principal Accounting Officer and Executive Director of Finance of EPIX Pharmaceuticals, Inc. (the “Company”) effective August 10, 2006 (the “Separation Date”). In connection with Mr. Pelletier’s resignation, on July 25, 2006, the Company entered into a Retention Agreement with Mr. Pelletier. Pursuant to the terms of the Retention Agreement, and contingent upon Mr. Pelletier’s continued employment and performance through the Separation Date, the Company will pay Mr. Pelletier a lump sum of $68,667 (the “Retention Pay”) on the Separation Date. Notwithstanding the foregoing, in the event that, prior to the Separation Date, Mr. Pelletier’s employment is terminated by the Company without Cause or by Mr. Pelletier for Good Reason (as such capitalized terms are defined in the Retention Agreement), the Company will pay the Retention Pay to Mr. Pelletier on the first regular pay date following such termination. In addition, pursuant to the Retention Agreement, Mr. Pelletier will continue to receive his current salary, accrue vacation time, vest in existing option grants and will continue to be eligible to participate in the Company’s benefit plans through the Separation Date. Under the terms of the Retention Agreement, Mr. Pelletier has waived his rights to assert legal claims against the Company based on matters arising through the Separation Date and reaffirmed his continuing obligations under his invention and non-disclosure agreement with the Company.
     The foregoing description of the Retention Agreement is not complete and is qualified in its entirety by reference to the Retention Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
     In addition, on July 25, 2006, the Company entered into a Consulting Agreement with Mr. Pelletier. Pursuant to the Consulting Agreement, beginning on August 11, 2006 and continuing until December 31, 2006 (the “Consulting Term”), provided that Mr. Pelletier has continued his employment with the Company through the Separation Date, Mr. Pelletier will provide financial and accounting services (the “Consulting Services”) to the Company on an independent contractor basis. Mr. Pelletier will provide Consulting Services to the Company for up to forty hours per week at such times and locations that are mutually agreeable to both parties. During the Consulting Term, the Company will pay Mr. Pelletier a fee of $17,379 per month, provided, however, that if Mr. Pelletier elects, in accordance with the Consulting Agreement, to reduce the number of hours per week that he will provide Consulting Services, the Company will pay Mr. Pelletier $200 per hour actually worked on behalf of the Company. Payment will be made within thirty days following receipt of an invoice by the Company. In addition, Mr. Pelletier’s non-qualified option grants will continue to vest during the Consulting Term. Under the terms of the Consulting Agreement, Mr. Pelletier has reaffirmed his continuing obligations under his invention and non-disclosure agreement with the Company.
     Mr. Pelletier may terminate the Consulting Agreement upon seven days advance written notice to the Company. The Company may terminate the Consulting Agreement prior to December 31, 2006 only for Cause, as such term is defined in the Retention Agreement disclosed above. In the event Mr. Pelletier terminates his services under the Consulting Agreement, all of Mr. Pelletier’s compensation shall cease and all unvested options shall terminate.

     The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the Consulting Agreement, which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.
Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(a), (c) and (d): Not applicable.
(b):      As noted above, on July 25, 2006, Robert Pelletier resigned as the Company’s Principal Accounting Officer and Executive Director of Finance effective August 10, 2006.
Item 9.01.      Financial Statements and Exhibits.
(d)      The following exhibits are filed with this report:

Exhibit Number	Description

99.1	Retention Agreement by and between EPIX Pharmaceuticals, Inc. and Robert Pelletier, dated July 25, 2006
99.2	Consulting Agreement by and between EPIX Pharmaceuticals, Inc. and Robert Pelletier, dated July 25, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Pharmaceuticals, Inc. (Registrant)
Date: July 26, 2006	/s/ Andrew C.G. Uprichard
Andrew C.G. Uprichard
President and Chief Operating Officer